EXECUTION COPY


                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER

         This Amendment No. 1 to Agreement and Plan of Merger (this "AMENDMENT") is made and entered into as of the 14th day of November, 2003, by and among Change Technology Partners, Inc., a Delaware corporation ("CTP"), CTP/N Merger Corp., a Delaware corporation and a wholly-owned subsidiary of CTP ("SUBCORP"), and Neurologix, Inc., a Delaware corporation ("NEUROLOGIX").

                             PRELIMINARY STATEMENTS

         A. Each of CTP, Subcorp and Neurologix is a party to an Agreement and Plan of Merger, dated as of August 13, 2003 (the "MERGER AGREEMENT").

         B. CTP, Subcorp and Neurologix wish to amend certain provisions of the Merger Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

         1. DEFINITIONS. All capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in the Merger Agreement, as such meanings may have been amended by this Amendment.

         2. AMENDMENT OF THE MERGER AGREEMENT. The Merger Agreement hereby is amended as follows:

         (a) All references throughout the Merger Agreement to the "Agreement" shall refer to the Merger Agreement as amended by this Amendment.

         (b) Preliminary Statement F hereby is amended and restated in its entirety as follows:

                   "F.    On August 13, 2003, CTP loaned to Neurologix the
               principal amount of $750,000 secured by a first priority perfected security interest in all of the assets of Neurologix (the "ORIGINAL LOAN") in accordance with the then-existing provisions of this Agreement and terms of the Senior Secured Promissory Note, dated as of August 13, 2003, issued by Neurologix (the "Note"), the Security Agreement, dated as of August 13, 2003, between Neurologix and CTP (the "SECURITY AGREEMENT"), and the Subordination and Intercreditor Agreement, dated as of August 13, 2003, among Neurologix, CTP, Palisade Private Partnership, L.P., Dr. Martin J. Kaplitt and Clark A. Johnson (together with the Note and the Security Agreement, the "ORIGINAL LOAN DOCUMENTS")."

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         (c)   Immediately after Preliminary Statement F the following new
Preliminary Statement G shall be added:

                   "G.    CTP and Neurologix desire to amend the terms of
               the Original Loan such that, upon the request of Neurologix at anytime after December 1, 2003, CTP shall loan to Neurologix an additional principal amount of $350,000 secured by a first priority perfected security interest in all of the assets of Neurologix (as the Original Loan is so amended, the "LOAN"). All references throughout this Agreement to the "Loan" shall refer to the Loan as so amended.

         (d) The definition of "CTP's Net Cash Assets" in Section 1.1 hereby is amended by replacing the reference therein to "$500,000" with "$600,000."

         (e) To the extent that the consent of any of the parties to the Merger Agreement is necessary to prevent either Neurologix's or CTP's execution of, or consummation of the transactions contemplated by, this Amendment from constituting a breach of Section 5.3 of the Merger Agreement, this Amendment shall be deemed to constitute such consent.

         (f) Section 5.16 hereby is amended and restated to read in its entirety as follows:

               "Upon the request of Neurologix at anytime after December 1, 2003, CTP shall loan to Neurologix, within two business days after it receives such request, the principal amount of $350,000 secured by all of the assets of Neurologix, which principal amount is in addition to the $750,000 that CTP loaned to Neurologix on August 13, 2003, pursuant to the then existing provisions of this Agreement and the terms of the Original Loan Documents. Interest on the outstanding unpaid principal amount of the Loan shall accrue at the rate of 4% per year. The outstanding unpaid principal amount of the Loan and the accrued and unpaid interest thereon shall be due and payable on demand at any time after June 30, 2004. In the event that the Merger is consummated pursuant to this Agreement, the outstanding unpaid principal amount and accrued and unpaid interest on such Loan shall be included in the calculation of CTP's Net Cash Assets."

         (g) Section 6.3.7 hereby is amended to add the following immediately before the end thereof:

               ", other than its 2000 Stock Option Plan"

         (h) Section 7.1.3 hereby is amended by replacing the reference therein to "December 19, 2003" with "February 15, 2004."

         (i) Section 7.2.2.2 hereby is amended by replacing the reference therein to "$750,000" with "$1,100,000."


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         3.    AUTHORITY OF NEUROLOGIX RELATIVE TO THIS AGREEMENT; CONSENTS.
Neurologix represents and warrants to CTP and Subcorp as follows:

         (a) The execution, delivery and performance of the Merger Agreement and this Amendment are within the corporate power and authority of Neurologix and have been duly authorized by all corporate action on the part of Neurologix. In addition, neither the execution and delivery of this Amendment by Neurologix nor Neurologix's consummation of the transactions contemplated hereby will (i) require any consent or approval which has not already been obtained, and (ii) conflict with, or result in a breach of any provision of Neurologix's certificate of incorporation, bylaws or other organizational documents.

         4. AUTHORITY OF CTP AND SUBCORP RELATIVE TO THIS AGREEMENT; CONSENTS. CTP and Subcorp represent and warrant to Neurologix as follows:

         (a) The execution, delivery and performance of the Merger Agreement and this Amendment are within the corporate power and authority of CTP and Subcorp and have been duly authorized by all corporate action on the part of CTP and Subcorp. In addition, neither the execution and delivery of this Amendment by CTP and Subcorp nor their consummation of the transactions contemplated hereby will (i) require any consent or approval which has not already been obtained (other than the approval of the stockholders of CTP), and (ii) conflict with, or result in a breach of any provision of CTP or Subcorp's certificate of incorporation, bylaws or other organizational documents.

         5. EFFECT OF AMENDMENT. This Amendment shall not constitute a waiver, amendment or modification of any other provision of the Merger Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the parties hereto. Except as amended or modified hereby, the Merger Agreement shall remain in full force and effect in accordance with its original terms.

         6. GOVERNING LAW. Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Merger or to matters arising under or in connection with the Merger Agreement, this Amendment shall be governed by the laws of the State of Delaware without regard to conflicts of laws principles. All actions and proceedings arising out of or relating to this Amendment shall be heard and determined in any state or federal court sitting in the State of Delaware.

         7. COUNTERPARTS; TELECOPIED SIGNATURES. This Amendment may be executed in counterparts, which together shall constitute one and the same agreement. The parties hereto may execute more than one copy of this Amendment, each of which shall constitute an original. A signed signature page telecopied by one party to another party shall be deemed to constitute an original.


                            (Signature Page Follows)


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         IN WITNESS WHEREOF, CTP, Subcorp and Neurologix have signed this
Amendment No. 1 to Agreement and Plan of Merger as of the date first written above.

                                     CHANGE TECHNOLOGY PARTNERS, INC.



                                     By: /s/ Michael Gleason
                                         -------------------------------------
                                         Name:  Michael Gleason
                                         Title: Chairman and Chief Executive
                                                Officer




                                     CTP/N MERGER CORP.



                                     By: /s/ Michael Gleason
                                         -------------------------------------
                                         Name:  Michael Gleason
                                         Title: Chief Executive Officer




                                     NEUROLOGIX, INC.



                                     By: /s/ Martin J. Kaplitt
                                         -------------------------------------
                                         Name:  Martin J. Kaplitt
                                         Title: President



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